                                                                   EXHIBIT 10.35

                               UTi WORLDWIDE INC.

                              AMENDED AND RESTATED
                2004 NON-EMPLOYEE DIRECTORS SHARE INCENTIVE PLAN

                                   ----------

                             COMBINED ELECTIVE GRANT

                                       AND

                           DEFERRAL ELECTION AGREEMENT

                   (FOR USE PURSUANT TO SECTION 6 OF THE PLAN)

                                   ----------

     AGREEMENT, made this __ day of ________, 20__, by and between me, as a participant in the UTi Worldwide Inc. Amended and Restated 2004 Non-Employee Directors Share Incentive Plan (the "Plan"), and UTi Worldwide Inc. (the "Company").

1.   QUARTERLY COMPENSATION

     (a) I hereby elect to receive ______% of my Quarterly Compensation in Shares, as permitted by Section 6 of the Plan.

     (b) I understand and acknowledge that this election to receive Shares in lieu of Quarterly Compensation (a "Share Election") will take effect on the first day of the next fiscal quarter after the date of this election. This Share Election will supersede any prior Share Election that I have made.

     (c) I understand and acknowledge that any Share Election for which I have made an irrevocable Deferral Election (as defined below) with respect to the same portion of Quarterly Compensation will be ineffective.

     (d) I understand and acknowledge that this Share Election will continue in full force until either the effective date of a superseding written Share Election made by me, or until I am no longer a director of the Company, or until the Plan is terminated by appropriate corporate action, whichever shall occur first.

2.   DEFERRAL OF QUARTERLY COMPENSATION

     (a) Deferral Election. I hereby elect to defer the receipt of ______% of my Quarterly Compensation that would otherwise be due to me pursuant to Sections 6(e) and 7(a) of the Plan. I recognize and agree that the Company will establish an Account for me under the Plan, and will credit that Account in accordance with Section 7 of the Plan with the number of Deferred Share Units obtained when (i) my Quarterly Compensation earned during the fiscal quarter subject to this Deferral Election is divided by (ii) the Fair Market Value on the last day of the fiscal quarter for which compensation has been deferred.

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UTi Worldwide Inc.
Amended and Restated 2004 Non-Employee Directors Share Incentive Plan Combined Elective Grant and Deferral Election Agreement
Page 2

     (b)  Revocability of Elections.

          (i) Effect of Elections. I understand and acknowledge that the election made in paragraph 2(a) hereof (the "Deferral Election") shall be irrevocable with respect to compensation subject to this Deferral Election, and that it shall continue in full force until either the effective date of a superseding written Deferral Election made by me, or until my role as a director of the Company is terminated, or until the Plan is terminated by appropriate corporate action, whichever shall occur first. I further understand and acknowledge that the distribution election made in paragraphs 2(e) and 2(f) hereof shall be effective immediately with respect to compensation subject to this Deferral Election and that I may change such distribution election under paragraph 2(e) only in accordance with paragraph 2(b)(ii) below. My elections in paragraphs 2(g) and 2(h) shall be revocable until my death, at which time they become irrevocable.

          (ii) Changing of Elections. I recognize that I may, by submitting an effective superseding election, at any time and from time to time file new elections under paragraph (2)(e) hereof. I understand and acknowledge that a superceding election under paragraph
               (2)(e) shall be effective on the first day of the thirteenth
               (13th) month after I make such superseding election only if:

               (1) I make such election at least one (1) year before the date that the Shares would have been distributed (or begun to be distributed) to me pursuant to my initial election pursuant to paragraph 2(e) and

               (2)  Such election defers my receipt of Shares for at least five
                    (5) years from the date that the Shares would have been distributed (or begun to be distributed) to me pursuant to my initial election pursuant to paragraph 2(e).

     (c) Effective Date of Election. I understand and acknowledge that this Deferral Election will take effect on the next January 1st after the date of this Deferral Election, and will be ineffective with respect to any Quarterly Compensation earned after the date of this Deferral Election but prior to such date. This Deferral Election will supersede any prior Deferral Election made by me. Notwithstanding the foregoing, I understand that this Deferral Election will be effective immediately for this calendar year only with respect to Quarterly Compensation that is earned by me in future fiscal quarters if I have recently become an Eligible Director, so long as I sign and deliver this Deferral Election to the Company within thirty (30) days after the date that I became an Eligible Director.

     (d) Nature of Distribution. I recognize that distributions in respect of my Account will be made (i) in the form of one Share for each Deferred Share Unit credited to my


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UTi Worldwide Inc.
Amended and Restated 2004 Non-Employee Directors Share Incentive Plan Combined Elective Grant and Deferral Election Agreement
Page 3

          Account by virtue of this Deferral Election, and (ii) a cash payment with respect to each Share that I receive pursuant to paragraph 2(d)(i) hereof in an amount equal to the cash dividends declared and paid on the Company's outstanding Shares between the date the Deferred Share Unit in respect of such Share was credited to my Account and the issuance of the Shares to me. Cash shall also be paid in lieu of fractional Shares.

     (e) Manner of Distributions Upon Cessation of My Continuous Service. I hereby elect to commence receiving distributions from my Account following the date that my membership on the board terminates (such date being the cessation of my "Continuous Service") in the following manner:

               [ ] three (3) substantially equal installment distributions to be made before the last day of each of the three (3) calendar years following the cessation of my Continuous Service.

               [ ] a lump sum distribution of ______ Shares as soon as practicable following the cessation of my Continuous Service and, with respect to the remaining Shares, in ____ substantially equal annual installments (not to exceed ten
                    (10)) on each January 1 following such distribution until such Shares are distributed.

     (f) Manner of Distributions Upon A Change in Control. I hereby elect to commence receiving distributions from my Account in the event of a Change in Control that is a permissible distribution event under Code
          Section 409A(a)(2)(A)(v) (as certified by the Board) in the following manner:

               [ ] a lump sum distribution to be made as soon as administratively practicable after the Change in Control.

               [ ] a lump sum distribution of ______ Shares as soon as practicable following the cessation of my Continuous Service, and, with respect to the remaining Shares, in ____ substantially equal annual installments (not to exceed 10) on each January 1st following such distribution until such Shares are distributed.

     (g) Form of Payment to Beneficiary. In the event of my death before collecting all of my Account, any remaining portion of my Account shall be distributed to my beneficiary or beneficiaries named below in the following manner--

               [ ] in a single lump sum to be distributed as soon as administratively practicable following my death.

               [ ] in accordance with the payment schedule selected in paragraphs 2(e) and 2(f) hereof (with payments made as though I survived to collect all benefits, and as though I terminated service on the date of my death if payments had not already begun).


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UTi Worldwide Inc.
Amended and Restated 2004 Non-Employee Directors Share Incentive Plan Combined Elective Grant and Deferral Election Agreement
Page 4

     (h) Designation of Beneficiary. In the event of my death before I have collected all of my Account, I hereby direct that my beneficiaries shall be as follows:

          (i) Primary Beneficiary. I hereby designate the person(s) named below to be my primary beneficiary and to receive the balance of any unpaid portion of my Account.

      Name of         Social Security                     Percentage of
Primary Beneficiary        Number       Mailing Address   Death Benefit
-------------------   ---------------   ---------------   -------------
                                                                %
                                                                %

          (ii) Contingent Beneficiary. In the event that a primary beneficiary or beneficiaries named above are not living at the time of my death, I hereby designate the following person(s) to be my contingent beneficiary for purposes of the Plan with respect to any Shares not otherwise previously issued to a primary beneficiary pursuant to paragraph 2(i)(i) above.

        Name of          Social Security                     Percentage of
Contingent Beneficiary        Number       Mailing Address   Death Benefit
----------------------   ---------------   ---------------   -------------
                                                                   %
                                                                   %

3. SATISFACTION OF COMMITMENTS. The parties recognize and agree that the Company will have fully honored and discharged its obligations under this Agreement and the Plan if the Company distributes my Account in accordance with the provisions hereof.

4. CHANGE IN U.S. TAX LAWS. The parties recognize and agree that the Company will take any actions that it considers reasonably necessary or proper to assure that any changes in the U.S. federal tax laws will not accelerate the date of my income taxation to a date before I receive distributions of Shares or cash pursuant to my elections in this Agreement. If such taxation will occur on an accelerated basis and I have not executed such documents, if any, that the Company considers reasonably necessary or proper to avoid immediate taxation, then the Company shall distribute Shares and cash to me having a value equal to the income I recognize.

5. DEFINED TERMS. The parties agree that any term in this Agreement that begins with initial capital letters shall have the special meaning defined in the Plan unless the context clearly requires otherwise.

6. TAXES. By signing this Agreement, I recognize and agree that I am solely responsible for the satisfaction of any federal, state, or local taxes that may arise under the Plan (including any taxes arising under Sections 409A or 4999 of the Code), and that neither the Company nor


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UTi Worldwide Inc.
Amended and Restated 2004 Non-Employee Directors Share Incentive Plan Combined Elective Grant and Deferral Election Agreement
Page 5

     any of its employees, officers, directors, or service providers has any right or obligation to provide me with tax planning advice, or to structure the terms of the Plan or any payments to me in a manner that mitigates my tax liability. The Company shall not have any obligation to pay, mitigate, or protect me from any such tax liabilities. Nevertheless, if the Company reasonably determines that my receipt of payments or benefits pursuant to
     Section 7(d) of the Plan upon cessation of my Continuous Service and my election in paragraph 2(e) hereof would cause me to incur liability for additional tax under Section 409A of the Code, then the Company may in its discretion suspend such payments or benefits until the end of the six-month period following termination of my service with the Company (the "409A Suspension Period"). As soon as reasonably practical after the end of the 409A Suspension Period, the Company shall make a lump sum payment to me, in cash, in an amount equal to any payments and benefits that the Company does not make during the 409A Suspension Period. Thereafter, I shall receive any remaining payments and benefits due pursuant to Section 7(d) of the Plan and my election in paragraphs 2(e) and 2(f) hereof in accordance with the terms of such provisions (as if there had not been any suspension beforehand).

                            [signature page follows]


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UTi Worldwide Inc.
Amended and Restated 2004 Non-Employee Directors Share Incentive Plan Combined Elective Grant and Deferral Election Agreement
Page 6

WITNESSED BY:                           PARTICIPANT


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                                        UTi WORLDWIDE INC.


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                                        Name:
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                                        Title:
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